UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 11, 2022

Date of Report (Date of earliest event reported)

INDUS REALTY TRUST, INC.

(Exact name of registrant as specified in charter)

Maryland	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Commission File Number)	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On October 11, 2022, INDUS Realty Trust, Inc. (“INDUS” or the “Company”) issued a press release announcing the following updates on leasing, its acquisition and development pipeline and its corporate updates.

Leasing Activity1

During the three months ended September 30, 2022, (the “2022 third quarter”)2, INDUS executed five leases totaling approximately 418,000 square feet across the Company’s portfolio.

A full building lease for approximately 217,000 square feet was signed with an investment grade rated national retailer in the Charlotte, North Carolina market. This lease commenced at the end of the 2022 third quarter and fills the vacancy created when the original short-term tenant vacated the building at the end of July 2022.

The Company executed 143,000 square feet of renewals across two leases in the Hartford, Connecticut market. The larger of the renewals is for a 12 month term which will commence upon the lease’s expiration at the end of the 2023 first quarter. The other renewal is for a 36 month term which will commence upon the lease’s expiration at the beginning of the 2023 second quarter.

An additional 34,500 square foot first generation lease at the recently delivered 102,250 square foot development in the Lehigh Valley, Pennsylvania market was completed, which brought this building to 100% leased. The building was completed in the 2022 second quarter and this lease commenced during the 2022 third quarter.  And another 24,000 square foot first generation lease at the approximately 196,000 square foot, two-building Landstar Logistics development project in the Orlando, Florida market was completed. With this lease, which is expected to commence during the 2023 second quarter, the project is now 24.7% leased.

Additionally, subsequent to the end of the 2022 third quarter, a 63,000 square foot first generation lease was signed at the two-building Nashville, Tennessee forward acquisition in the Company’s pipeline. With this lease, the to-be-acquired Nashville portfolio is now 77.2% pre-leased (see below section on “Acquisition Pipeline”).

As of September 30, 2022, INDUS’ 42 buildings aggregated approximately 6.1 million square feet. INDUS’ portfolio percentage leased and percentage leased of stabilized3 properties were as follows:

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2022	2022	2022	2021
Percentage Leased	97.6%	99.4%	100.0%	98.4%
Percentage Leased - Stabilized Properties	100.0%	100.0%	100.0%	100.0%

As of September 30, 2022, INDUS’ only vacancy reflects approximately 147,000 square feet in the recently delivered Landstar Logistics development project.

Acquisition Pipeline

The following is a summary of INDUS’ pipeline of acquisitions under contract as of September 30, 20224:

				Purchase
		Building		Price	Expected
Market	Building Count	Size (SF)	Type	($ in millions)	Closing
Nashville	2	184,000	Forward (77.2% pre-leased)[4]	$31.5	Q4 2022
Charleston	1	263,000	Forward	$28.0	Q1 2023
Greenville/Spartanburg	1	280,000	Forward	$28.5	Q2 2023
Charlotte	1	231,000	Forward	$21.2	Q3 2023
Total Acquisition Pipeline	5	958,000		$109.2

The acquisitions in INDUS’ pipeline are each subject to certain remaining contingencies. There can be no guarantee that these transactions will be completed under their current terms, anticipated timelines, or at all.

Development Pipeline

During the 2022 third quarter, INDUS completed and placed into service its approximately 234,000 square foot building in the Hartford, Connecticut market (“110 Tradeport”). 110 Tradeport was 100% pre-leased to a tenant within INDUS’ portfolio that relocated and expanded into the space.

Also during the 2022 third quarter, INDUS completed and placed into service its approximately 196,000 square foot, two-building development project in the Orlando, Florida market (“Landstar Logistics”). Landstar Logistics is 24.7% leased to two tenants (see above section on “Leasing Activity”).

The following is a summary of INDUS’ development pipeline as of September 30, 2022:

				Estimated
		Building		Total Budget	Expected
Project	Market	Size (SF)	Type	($ in millions)	Delivery
American Parkway (one building)	Lehigh Valley	206,000	Speculative	$28.3	Q2 2023

Additionally, the following is a summary of INDUS’ land for future expected development that is owned or under contract as of September 30, 2022:

				Purchase	Expected
		Building		Price of Land	Land
Project	Market	Size (SF)	Acreage	($ in millions)	Closing
Windsor Land (one building)	Lehigh Valley	91,000	8	$6.5	Completed
Lehigh Valley Land (one building)	Lehigh Valley	90,000	1	$2.3	Q1 2023
Charlotte Land (four buildings)	Charlotte	597,000	231	$4.8	Q4 2023

Closing on the purchase of the land parcels under contract and the commencement, completion and/or stabilization of the projects in the development pipeline and on the land for expected future development, are each subject to a number of contingencies. There can be no guarantee that these transactions and developments will be completed under their current terms, anticipated timelines, at the Company’s estimated underwritten yields, or at all.

Corporate Updates

During the 2022 third quarter, INDUS repaid its $26.3 million construction loan using cash on hand. As a result of the paydown, INDUS has no floating rate debt outstanding and no debt maturities prior to 2027. Additionally, the property located at 9817 Old Statesville Road in Charlotte, North Carolina, which was previously encumbered by the loan, has become an unencumbered asset of the Company.

Also during the 2022 third quarter, INDUS announced that its Board of Directors declared a cash dividend of $0.16 per share of common stock, which will be payable on October 14, 2022 to stockholders of record on September 30, 2022.

INDUS’ existing portfolio in Florida and the Carolinas did not sustain any material damage from Hurricane Ian.

1. Leasing metrics exclude new and renewal leases which have an initial term of twelve months or less, as well as leases for first generation space on properties acquired or developed by INDUS. Leasing metrics also exclude leases tied to properties undergoing redevelopment or repositioning.

2. Portfolio information and statistics are comprised solely of the Company’s industrial/logistics buildings and does not reflect any properties classified in discontinued operations.

3. Stabilized properties reflect buildings that have reached 90% leased or have been in service for at least one year since development completion or acquisition date, whichever is earlier.

4. As of September 30, 2022, the Nashville Portfolio was 42.9% pre-leased. Subsequent to the end of the 2022 third quarter, an additional lease totaling approximately 63,000 square feet was signed, bringing the portfolio to 77.2% pre-leased.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include INDUS’ beliefs and expectations regarding future events or conditions including, without limitation, statements regarding the completion of acquisitions under agreements, pre-leasing agreements, construction and development plans and timelines, and the expected total development and stabilization costs of developments in INDUS’ pipeline. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS, and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in INDUS’ Securities and Exchange Commission (“SEC”) filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in INDUS’ Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 11, 2022, as updated by other filings with the SEC. INDUS disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.

Item 9.01	Financial Statements and Exhibits.

99.1	The Company’s Press Release dated October 11, 2022 (attached hereto)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS REALTY TRUST, INC.

	By:	/s/ Jon W. Clark
Jon W. Clark
Date: October 11, 2022		Executive Vice President, Chief Financial Officer